As filed with the Securities and Exchange Commission on August 6, 2013.

Registration No. 333-189899

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INDEPENDENT BANK CORP.

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation or organization)

6036

(Primary Standard Industrial Classification Code Number)

04-2870273

(IRS Employer Identification Number)

Office Address: 2036 Washington Street, Hanover, Massachusetts 02339

Mailing Address: 288 Union Street, Rockland, Massachusetts 02370

(781) 878-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward H. Seksay, Esq.

General Counsel

Independent Bank Corp.

2036 Washington Street, Hanover, Massachusetts 02339

(781) 982-6158

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

James A. McDaniel, Esq. Choate, Hall & Stewart LLP Two International Place Boston, MA 02110 (617) 248-5000	Gary R. Bronstein, Esq. Kilpatrick Townsend & Stockton LLP Suite 900, 607 14th Street, NW Washington, DC 20005 (202) 508-5800

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this Registration Statement and the completion of the arrangement as described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

The Registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Independent Bank Corp. is filing this Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-4 (Registration No. 333-189899) (the “Registration Statement”) as an exhibit-only filing to (i) add Exhibit 2.2 (Amendment No. 1 to the Agreement and Plan of Merger), which was not previously included in the Registration Statement and (ii) add Exhibit 5.1 (Opinion of Choate, Hall & Stewart regarding the legality of the Securities), which was not previously included in the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and Exhibits 2.2 and 5.1. The prospectus contained in the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Independent is a Massachusetts corporation. Massachusetts General Laws Chapter 156D, Part 8, Subdivision E, provides that a corporation may, subject to certain limitations, indemnify its directors, officers, employees and other agents, and individuals serving with respect to any employee benefit plan, and must, in certain cases, indemnify a director or officer for his reasonable costs if he is wholly successful in his defense in a proceeding to which he was a party because he was a director or officer of the corporation. In certain circumstances, a court may order a corporation to indemnify its officers or directors or advance their expenses. Chapter 156D, Section 8.58 allows a corporation to limit or expand its obligation to indemnify its directors, officers, employees and agents in the corporation’s articles of organization, a bylaw adopted by the shareholders, or a contract adopted by its board of directors or shareholders.

Both Chapter 156D, Section 8.57 and Independent’s articles of incorporation provide that the corporation may purchase and maintain insurance against liability incurred by an officer or director in his capacity as officer or director or while serving at Independent’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, or arising out of his status as such. Independent currently maintains directors’ and officers’ liability insurance, which insures the officers and directors of Independent from any claim arising out of an alleged wrongful act by such person in their respective capacities as officers and directors of Independent.

Under Independent’s articles of incorporation and its bylaws, Independent may not indemnify a director or officer unless ordered to do so by a court if his or her conduct: (a) was a breach of the director’s or officer’s duty of loyalty to Independent or its shareholders, (b) was not in good faith or involved intentional misconduct or a knowing violation of law, (c) resulted in an improper distribution under Section 6.40 of Chapter 156D of the Massachusetts General Laws, (d) was conduct from which the director or officer derived an improper personal benefit, or (e) was at least not opposed to the best interests of Independent, if the conduct was with respect to an employee benefit plan, for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan.

The determination of whether the relevant standard of conduct have been met shall be made: (a) if there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors or by a majority of the members of a committee of two or more disinterested directors appointed by vote; (b) by special legal counsel selected by a majority vote of all the disinterested directors or by a majority of the members of a committee of two or more disinterested directors appointed by vote; (c) if there are fewer than two disinterested directors, selected by the board of directors, in which selection directors who do not qualify as disinterested directors may participate; or (d) by the shareholders (but shares owned by or voted under the control of a disinterested director may not be voted on the determination).

Independent is not obligated under its articles of incorporation to indemnify or advance expenses to a director or officer of a predecessor of Independent, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided.

Independent’s articles provide that no amendment or repeal of the indemnification provision of its bylaws or of the relevant provisions of Chapter 156D shall affect or diminish the rights of any indemnified person to indemnification with respect to any action or proceeding arising out of or relating to any actions occurring prior to the final adoption of the amendment or repeal. Independent’s articles of organization provide that no amendment or repeal of the provision limiting the liability of directors shall adversely affect the rights and protections afforded to directors of Independent for acts or omissions occurring prior to the amendment or repeal. The articles also provide that if the Massachusetts Business Corporation Act is subsequently amended to increase the scope of permitted indemnification, indemnification under the articles shall be provided to the full extent permitted or required by the amendment.

Item 21. Exhibits and Financial Schedules

Number	Title
2.1	Agreement and Plan of Merger among Independent Bank Corp., Rockland Trust Company, Mayflower Bancorp, Inc. and Mayflower Co-Operative Bank, dated as of May 14, 2013, included as Annex A to this proxy statement/prospectus.*
2.2	Amendment No. 1 to Agreement and Plan of Merger among Independent Bank Corp., Rockland Trust Company, Mayflower Bancorp, Inc. and Mayflower Co-Operative Bank, dated as of August 6, 2013**
4.1	Specimen Common Stock Certificate, incorporated by reference to Independent Bank Corp’s annual report on Form 10-K for the year ended December 31, 1992.*
5.1	Opinion of Choate Hall & Stewart LLP as to the legality of the securities being issued.**
8.1	Form of tax opinion of Choate Hall & Stewart LLP.*
8.2	Form of tax opinion of Kilpatrick Townsend & Stockton LLP.*
23.1	Consent of Ernst & Young LLP*
23.2	Consent of Parent, McLaughlin & Nangle Certified Public Accountants, Inc.*
23.3	Consent of Marcum LLP*
23.4	Consent of Sterne, Agee & Leach, Inc.*
23.5	Consent of Choate Hall & Stewart (contained in Exhibit 5.1).**
23.6	Consent of Kilpatrick Townsend & Stockton LLP (to be contained in Exhibit 8.2).***
24.1	Power of Attorney (included as part of the signature page).**
99.1	Form of Proxy Card for Meeting of Shareholders of Mayflower Bancorp, Inc.*
99.2	Fairness Opinion of Sterne, Agee & Leach, Inc., included as Annex B to this proxy statement/prospectus.*

*	Previously filed with the Registration Statement on Form S-4 (Registration No. 333-189899), filed with the SEC on July 11, 2013.
**	Filed herewith
***	To be filed by amendment

Financial Statement Schedules have been omitted because they are not applicable or the required information is shown in the Consolidated Financial Statements or Notes thereto which are incorporated by reference into this proxy statement/prospectus.

Item 22. Undertakings

1.        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2.        The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

3.        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

4.        The undersigned registrant hereby undertakes to respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

5.        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and Mayflower being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hanover, Commonwealth of Massachusetts, on August 6, 2013.

INDEPENDENT BANK CORP.

By:	/s/ Edward H. Seksay
Name:	Edward H. Seksay
Title:	General Counsel

Pursuant to the requirements of the Securities Act, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Christopher Oddleifson	President, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2013

* Donna L. Abelli	Director and Chairman of the Board	August 6, 2013

* Denis K. Sheahan	Chief Financial Officer and Treasurer (Principal Financial Officer)	August 6, 2013

* Barry H. Jensen	Controller (Principal Accounting Officer)	August 6, 2013

* Richard S. Anderson	Director	August 6, 2013

* William P. Bissonette	Director	August 6, 2013

* Benjamin A. Gilmore, II	Director	August 6, 2013

* Kevin J. Jones	Director	August 6, 2013

* John J. Morrissey	Director	August 6, 2013

* Eileen C. Miskell	Director	August 6, 2013

* Daniel F. O’Brien	Director	August 6, 2013

* Carl Ribeiro	Director	August 6, 2013

* Richard H. Sgarzi	Director	August 6, 2013

* John H. Spurr, Jr.	Director	August 6, 2013

* Robert D. Sullivan	Director	August 6, 2013

* Brian S. Tedeschi	Director	August 6, 2013

* Thomas R. Venables	Director	August 6, 2013

/s/ Edward H. Seksay
* Edward H. Seksay as Attorney-in-Fact

EXHIBIT INDEX

Number	Title
2.1

Agreement and Plan of Merger among Independent Bank Corp., Rockland Trust Company, Mayflower Bancorp, Inc. and Mayflower Co-Operative Bank, dated as of May 14, 2013, included as Annex A to this proxy statement/prospectus.*

2.2	Amendment No. 1 to Agreement and Plan of Merger among Independent Bank Corp., Rockland Trust Company, Mayflower Bancorp, Inc. and Mayflower Co-Operative Bank, dated as of August 6, 2013**
4.1	Specimen Common Stock Certificate, incorporated by reference to Independent Bank Corp’s annual report on Form 10-K for the year ended December 31, 1992.*
5.1	Opinion of Choate Hall & Stewart LLP as to the legality of the securities being issued.**
8.1	Form of tax opinion of Choate Hall & Stewart LLP.*
8.2	Form of tax opinion of Kilpatrick Townsend & Stockton LLP.*
23.1	Consent of Ernst & Young LLP*
23.2	Consent of Parent, McLaughlin & Nangle Certified Public Accountants, Inc.*
23.3	Consent of Marcum LLP*
23.4	Consent of Sterne, Agee & Leach, Inc.*
23.5	Consent of Choate Hall & Stewart (contained in Exhibit 5.1).**
23.6	Consent of Kilpatrick Townsend & Stockton LLP (to be contained in Exhibit 8.2).***
24.1	Power of Attorney (included as part of the signature page).**
99.1	Form of Proxy Card for Meeting of Shareholders of Mayflower Bancorp, Inc. *
99.2	Fairness Opinion of Sterne, Agee & Leach, Inc., included as Annex B to this proxy statement/prospectus.*

*	Previously filed with the Registration Statement on Form S-4 (Registration No. 333-189899), filed with the SEC on July 11, 2013.
**	Filed herewith
***	To be filed by amendment